Copy (BP)

CONSOLIDATED PROMISSORY NOTE

$10,685,000.00

Fort Lauderdale, Florida
Date: January 5, 2005

FOR VALUE RECEIVED, the undersigned, **48 HENDRICKS, LLC**, a Florida limited liability company, (hereinafter referred to as "Maker"), promises to pay to the order of **COLONIAL BANK, N.A.**, a national banking association (hereinafter referred to as ("Lender") at its offices at 300 SE 2nd Street, Suite 760, Fort Lauderdale, Florida 33301, or such other place as the holder hereof may from time to time designate in writing, the principal sum of $10,685,000.00, or so much thereof as may have been disbursed, with interest thereon from the date or dates of disbursement of the aforesaid principal sum as hereafter provided, to be paid in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment as follows:

Interest only shall be paid on this Consolidated Promissory Note (the "Note") at a rate per annum equal to one percent (1.00%) above the Base Rate (as defined herein), such interest to be paid in installments commencing on the first day of the first month following the initial disbursement of any portion of the loan proceeds, and continuing on the first day of each succeeding month thereafter during the term of this Note. The interest rate shall be computed and adjusted daily.

NOTWITHSTANDING ANYTHING CONTAINED IN THIS NOTE TO THE CONTRARY, THE INTEREST RATE DUE AND PAYABLE UNDER THIS NOTE SHALL NEVER BE LESS THAN 6.25%.

This Note shall mature and the principal sum hereof or so much as may have been advanced together with the accrued and unpaid interest thereon shall become due and payable on July 5, 2006 (the "Maturity Date").

Interest on this Note shall be computed on the basis of a 360-day year for the actual number of days outstanding. Payment shall be applied first to accrued and unpaid interest, and the balance, if any, to the principal.

For the purpose of this Note the term "Base Rate" shall mean the lending rate established by Lender. The "Base Rate" is a reference rate only, and the use of such term does not imply or mean that it is the best or lowest rate of interest charged by Lender.

THIS CONSOLIDATED PROMISSORY NOTE (THE "CONSOLIDATED NOTE") MODIFIES, REPLACES AND CONSOLIDATES (i) THAT CERTAIN $3,685,550.00 (WITH A CURRENT PRINCIPAL BALANCE OF $3,150,000.00) PROMISSORY NOTE DATED OCTOBER 31, 2003 IN FAVOR OF LENDER AND (ii) THAT CERTAIN $7,535,000.00 FUTURE ADVANCE PROMISSORY NOTE OF EVEN DATE HEREWITH IN FAVOR OF LENDER, (COLLECTIVELY, THE "FIRST NOTE"). THE TERMS AND CONDITIONS OF THIS CONSOLIDATED NOTE SHALL CONTROL THE MAKER WITH RESPECT TO THE INDEBTEDNESS EVIDENCED BY THE FIRST NOTE. THE FIRST NOTE IS ATTACHED HERETO.

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This Note is secured by a Mortgage and Security Agreement dated October 31, 2003 and recorded November 6, 2003 in Official Records Book 36388, Page 1669, as modified by that certain Notice of Future Advance and Note and Mortgage Modification and Consolidation Agreement of even date herewith (collectively, the "Mortgage") of even date herewith encumbering real estate and property therein described and duly recorded among the public records of Broward County, Florida, the terms and conditions of which are incorporated herein by reference.

Lender has agreed to add an additional $590,000.00 to the existing interest reserve (the "Interest Reserve"), which sum is included in the principal amount of this Note. Lender is hereby authorized to disburse from the Interest Reserve, the monthly payment of interest due and payable hereunder and such disbursements shall be made on the first day of each and every month during the term of the loan evidenced by this Note, and such disbursements, shall be deemed to be disbursements of the principal sum of this Note from the date(s) of such disbursement; provided, however, that Lender may, in its sole and absolute discretion, withhold disbursements from the Interest Reserve in the event that Maker is in default with respect to this Note, or any of the other documents executed in connection herewith, after the giving of any required notice and the expiration of any applicable cure or grace period. Furthermore, after such a default, Lender is hereby authorized to disburse from the Interest Reserve all sums due and payable hereunder and under any of the other documents executed in connection herewith and such disbursements shall be deemed to be disbursements of the principal sum of this Note from the date(s) of such disbursement. Upon the depletion of the Interest Reserve, all interest which accrues under and pursuant to this Note shall be paid by Maker from the resources of Maker.

Maker may make prepayment(s) of principal hereunder at any time and from time to time without premium or penalty.

Provided Maker has not been in default at any time under the terms of this Note, the Mortgage or of any other instrument securing the indebtedness, and subject to such modifications thereto and additional documentation as shall be required by and acceptable to Lender, Maker shall have the option to extend the Maturity Date herein for an additional six (6) months upon notification to Lender, by way of registered or certified mail, return receipt requested, or by hand delivery, at least 45 days and no more than 90 days prior to the Maturity Date, of Maker's intention to exercise such option. Such written notification by Maker must be accompanied simultaneously with a payment to Lender, as an additional extension fee, of an amount equal to .25% of the then outstanding principal balance of this Note.

It is agreed hereby that (a) if any payment of the principal sum, or any installment thereof, or any interest thereon, or any payment of any sum under the Mortgage or the other loan documents is not made as above provided or (b) if default is made in the performance of or compliance with any of the covenants and conditions of the Mortgage or the other loan documents or (c) in the event default is made in the performance of or compliance with any of the covenants and conditions of any security agreement now or hereafter in effect securing the payment of this Note or (d) if Lender deems itself insecure or (e) upon any default in the

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payment of any sum due by Maker or any guarantor hereof or any entity affiliated with Maker to Lender under any other promissory note, security instrument or other written obligation of any kind now existing or hereafter created or (f) upon the occurrence of any default in any mortgage inferior to the lien of the Mortgage which shall not be cured within the applicable grace period, if any or (g) upon the insolvency, bankruptcy or dissolution of Maker or any guarantor hereof; then, in any or all such events, the entire amount of principal of this Note with all interest then accrued, shall, at the option of the holder of this Note and without notice (Maker hereby expressly waives notice of such default) become and be immediately due and collectible, time being of the essence of this Note. If this Note shall not be paid at maturity or according to the tenor thereof and strictly as above provided, it may be placed in the hands of an attorney at law for collection, and in that event, each party liable for the payment thereof, as maker, endorser, guarantor, or otherwise, hereby agrees to pay the holder hereof in addition to the sums above stated, costs and reasonable attorneys' fees which shall include costs and attorneys' fees at the trial level and on appeal, together with all costs incurred. After maturity or default, this Note shall bear interest at the highest rate permitted under then applicable law, provided, however, in the event there is then no such highest rate applicable, or in the event such highest rate is otherwise indeterminable, the parties agree that the applicable rate shall be 25% per annum, provided further, however, that in no event shall such rate exceed the highest rate permissible under the applicable law.

Notwithstanding whether Lender has exercised its right hereinabove to accelerate payment under this Note as hereinabove provided, in the event any required payment on this Note is not received by Lender within 10 days after such payment is due, Maker shall pay Lender a late charge of 5% of the payment not so received, the parties agreeing that such charge is a fair and reasonable charge for the late payment and shall not be deemed a penalty. As to this Note and the Mortgage and any other instruments securing the indebtedness, Maker, endorsers and guarantors severally waive all applicable exemption rights, whether under the State Constitution, homestead laws or otherwise, and also severally waive valuation and appraisement, presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and expressly agree that the Maturity Date of this Note, or any payment hereunder, may be extended from time to time without in any way affecting the liability of Maker, endorsers or guarantors.

Nothing herein contained, nor in any instrument or transaction related hereto, shall be construed or operate so as to require Maker, or any person liable for the payment of the loan made pursuant to this Note, to pay interest in an amount or at a rate greater than the highest rate permissible under applicable law. Should any interest or other charges paid by Maker, or any parties liable for the payment of the loan made pursuant to this Note, result in the computation or earning of interest in excess of the highest rate permissible under applicable law, then any and all such excess shall be and the same is hereby waived by the holder hereof, and all such excess shall be automatically credited against and in reduction of the principal balance, and any portion of such excess which exceeds the principal balance shall be paid by the holder hereof to Maker and any parties liable for the payment of the loan made pursuant to this Note, it being the intent of the parties hereto that under no circumstances shall Maker, or any parties liable for the payment of the loan hereunder, be required to pay interest in excess of the highest rate permissible under applicable law.

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This Note is to be construed according to the laws of the State of Florida and the United States of America. Maker shall submit to Lender annual income tax returns of Maker and personal financial statements and annual income tax returns of the guarantors hereof, if any, within 60 days after filing, and on the same date each year thereafter. Maker shall be charged an administrative fee of $25.00 per document for each month that the documents are not delivered to Lender after the date such document is due.

Maker grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfer to Lender all of Maker's right, title and interest in and to, Maker's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Maker may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Maker authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

Maker acknowledges and agrees that to the fullest extent allowed by law, the wages, salary, commission income, and all other disposable earnings of Maker are subject to attachment and/or garnishment to satisfy Maker's obligations hereunder. Notwithstanding the foregoing, in no event shall the amount attached or garnished exceed the amount allowed under the Consumer Credit Protection Act, 15 U.S.C. 1673, et seq.

MAKER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE, THE MORTGAGE AND ANY DOCUMENT EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF OR BY MAKER OR LENDER.

IN WITNESS WHEREOF, Maker has caused this Note to be duly executed under seal on the day and year first above written.

48 HENDRICKS, LLC, a Florida limited liability company

By: ______________________
Eduardo Naranjo, Manager

By: ______________________
Randy Herscovici, Manager

By: ______________________
Carlos Mauricio Navarro, Manager